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                                                                    Exhibit 23.3


                        SIMAT, HELLIESEN & EICHNER, INC.
                                 90 Park Avenue
                               New York, NY 10016


                               September 29, 2003




CONTINENTAL AIRLINES, INC.
1600 Smith Street
Houston, TX  77002

            Re:   Registration Statement on Form S-4 of
                  Continental Airlines, Inc. relating to
                  Floating Rate Secured Subordinated Notes
                  Due 2007
                  ----------------------------------------
Ladies and Gentlemen:

            We consent to the use of the reports, dated as of October 31, 2002, January 24, 2003 and July 23, 2003, prepared by us with respect to the spare parts referred to therein, to the summary of such reports in the text under the headings "Prospectus Summary -- Collateral", "Risk Factors -- Risk Factors Relating to the Subordinated Notes and the Exchange Offer -- Appraisal and Realizable Value of Collateral" and "Description of the Appraisal" in the above-captioned Registration Statement and to the references to our name under the headings "Prospectus Summary -- Collateral", "Risk Factors -- Risk Factors Relating to the Subordinated Notes and the Exchange Offer -- Appraisal and Realizable Value of Collateral", "Description of the Subordinated Notes -- Collateral -- Appraisals and Maintenance of Ratios", "Description of the Appraisal" and "Experts" in such Registration Statement.

                                    Sincerely,

                                    SIMAT, HELLIESEN & EICHNER, INC.


                                    /s/ Ted J. Johnson
                                    ---------------------------------------
                                    Name:  Ted J. Johnson
                                    Title: Vice President